                                                                   EXHIBIT 10.18

                   AGREEMENT FOR STRATEGIC OPERATING ALLIANCE

         THIS AGREEMENT R A STRATEGIC OPERATING ALLIANCE (the "Agreement") is made this 28th day of January 2004 by and between American Standard Circuits, Inc., an Illinois corporation ("American Standard"), with a principal place of business at 3615 Wolf Road, Franklin Park, Illinois, and M-Wave, Inc., a Delaware corporation ("M-Wave"), with a principal place of business at 475 Industrial Drive, West Chicago, Illinois. American Standard and M-Wave may be referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         M-Wave and American Standard are each value-added service providers that develop, manufacture, and market high performance circuit boards (collectively, the "Products").

         M-Wave has a manufacturing facility located at 475 Industrial Drive, West Chicago, Illinois (the "Manufacturing Facility") at which M-Wave has heretofore manufactured Products and which M-Wave is selling, together with certain related manufacturing equipment, to affiliates of American Standard, concurrently with the execution and delivery of this Agreement.

         American Standard and M-Wave desire to enter into a strategic alliance pursuant to which American Standard shall manufacture Products in place of M-Wave at the Manufacturing Facility and M-Wave shall assist American Standard in the sales and marketing of Products, subject to the terms and conditions of this Agreement.

         The Parties have been party to an Interim Agreement for a Strategic Operating Alliance, dated as of September 2, 2003 amended on November 14, 2003 (the "Prior Agreement") that is null and void upon execution and delivery of this Agreement, except for accounts receivable due either party thereunder which are accrued and unpaid as of the date of execution hereof.

         In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agrees as follows:

                                    AGREEMENT

         1. RECITALS. The foregoing recitals are a part of this Agreement and are hereby adopted by this reference and incorporated herein.

         2. No CONDITIONS PRECEDENT. This Agreement shall be effective upon its execution and delivery by the Parties and supercedes all previous writings relating to the subject matter hereof, including without limitation the Prior Agreement.

         3. MANUFACTURING. American Standard shall manufacture Products for M-Wave customers at the Manufacturing Facility in accordance with the terms of this Agreement. Nothing set forth in this Agreement shall preclude M-Wave, within in its sole discretion, from fulfilling customer orders for Products outside the Manufacturing Facility from one or more Asian third party vendors (such Products are herein referred to as "VM Products").

         4.       SALES.

         (a) Selling. During the Term, M-Wave may sell (1) VM Products to American Standard's current customers, all of which are listed on Schedule 4(a)(i) attached hereto, and any customers subsequently obtained by American Standard (collectively, "American Standard's Customers") and (ii) Products and VM Products to its current customers, all of which are listed on Schedule 4(a)(ii) attached hereto, and any customers subsequently obtained by M-Wave (collectively, "M-Wave's Customers"). American Standard will receive a six percent (6%) commission on the sale of VM Products procured by M-Wave for resale to American Standard's customers. It is the intent of the parties, albeit not binding on either of them and subject to the making by them in writing of mutual agreements, that within the Term (as defined hereinbelow) M-Wave will commence, and thereafter during the Term continue, to sell, as a representative of American Standard, all Products to the American Standard Customers, and not merely VM Products.

         (b) Administration. During the Term, M-Wave will administer, invoice, collect and service all VM Products it has sold to the American Standard Customers and all Products and VM Products it has sold to the M-Wave Customers.

         5. PURCHASE ORDERS. M-Wave will obtain written purchase orders, which shall specify all Work to be completed, for review by American Standard. For the purposes of this Agreement, "Work" shall mean to procure labor, components, raw materials, equipment and other supplies, and to manufacture, bond, test, label and deliver the Products to M-Wave. Each purchase order shall specify the quantity of all Products ordered, the part number, the requested delivery date and delivery address, price, and reference the applicable written Specifications. As used herein, "Specifications" shall include, without limitation, manufacturing plans, test data, quality control data, compositions, bills of material, samples, schematics, process documentation, labels and test specifications. Purchase orders shall normally be deemed approved by American Standard upon receipt, provided, however that American Standard may in good faith reject any order that (a) American Standard does not have the technological capacity to manufacture or that does not substantially conform to the terms and conditions of this Agreement, (b) following a credit check by American Standard, comes from a customer who does not meet American Standard's reasonable credit requirements, or (c) does not provide a price that is reasonably acceptable to American Standard. American Standard shall notify M-Wave of its disapproval of any purchase order within three (3) business days of receipt of such order. M-Wave and American Standard will use reasonable efforts to satisfy any order changes made by a customer and will respond to the customer regarding meeting the requested change within seven (7) business days of receipt of a written order requesting such change. The Parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any purchase order, acknowledgment form or other instrument.

         6.       PRICE AND PAYMENT TERMS.

         (a) Unit Price. For each Product manufactured for M-Wave Customers, M-Wave shall pay to American Standard the "Unit Price," which shall be the standard cost of such Product as set forth in the pricing matrix spreadsheet used by M-Wave based upon "version 14 of the Calculator" heretofore agreed upon by the Parties, as may be changed hereafter from time to time by mutual agreement of the Parties. The standard cost on such pricing matrix spreadsheet generally equals the difference between (i) the price of such Product to the customer and (ii) an agreed-upon discount ("Discount"). M-Wave shall retain the excess of the amount paid by its customer for the Product over the Unit Price paid by M-Wave to American Standard and disclose this amount to American Standard.

         (b) Terms and Lien. Except as otherwise set forth in Section 6(c) below, payment for each Product by M-Wave to American Standard hereunder is due within the first to occur of (i) twenty (20) days following the earlier of shipment to M-Wave or M-Wave's invoicing of the respective receivable or (ii) five (5) business days following M-Wave's receipt of payment of the applicable receivable. M-Wave will make best efforts to ship its finished Products within one (1) business day of manufacture. To secure payment of certain of its obligations under this Paragraph 6(b), M-Wave hereby grants American Standard a security interest in its accounts receivable with respect to the payment of such obligations to American Standard..

         (c) Revised Terms. M-Wave and American Standard agree that, upon M-Wave obtaining a credit facility to finance its accounts receivable and inventory separate from its other assets, American Standard shall immediately provide M-Wave with thirty (30) day payment terms and a maximum credit limit of $300,000 and, upon receipt of payment from M-Wave of all amounts due under this Paragraph 6 in excess of $300,000, shall release the security interest in M-Wave's accounts receivables granted to American Standard pursuant to Paragraph 6(b) above.

         (d) Other. The Unit Price is exclusive of federal, state and local excise, sales, use and similar taxes, and any duties; and M-Wave shall be responsible for the collection of all such amounts from customers and the remission of such amounts to the appropriate authorities. The Unit Price is also exclusive of freight, insurance and other shipping expenses.

         7. MANUFACTURING EXPENSES. During the Term, the Parties shall mutually agree in writing as to the allocation between them of the expenses incurred in connection with the manufacturing activities at the Manufacturing Facility, including employee costs, insurance, permits and licenses, leasing, maintenance and repair of equipment, utilities and replacement of equipment.

         8. PACKAGING AND LABELING. M-Wave, at its own expense, will package and include Labels on or with all M-Wave Products and packaging to be supplied in accordance with the applicable Specifications. As used herein, "Label(s)" shall mean all (a) labels and other written, printed or graphic matter placed upon the Products, (b) containers and/or wrappers utilized with the Products including, without limitation, Product inserts which bear the trademarks or trade dress of M-Wave, and (c) other matter designated in the Specifications or on approved prototypes/samples.

         9. SHIPMENTS. M-Wave, at its own expense, shall ship all Products to the customer in accordance with the applicable Specifications.

         10. ACCEPTANCE AND REJECTION. If a customer (a) rejects in whole or in part any shipment of Products because such Products were determined not to be in accordance with the applicable Specifications (the "Nonconforming Products") or (b) informs M-Wave of any shortage in quantity of any shipment of Products, M-Wave shall promptly provide American Standard written notice of such rejection or shortage and American Standard shall use reasonable efforts to replace the Nonconforming Products or make up the shortage, at no additional cost to the customer and as quickly as possible, but in any event within ten
(10) business days of receiving notice of such rejection or shortage. Shipments of Nonconforming Products may, at M-Wave's option and American Standard's expense, be returned to M-Wave or destroyed by the customer. The remedy of replacement or refund will not be available for Nonconforming Products if such nonconformance was caused by the customer's misuse, unauthorized modifications, neglect, improper testing or improper storage of such Nonconforming Products.

         11. CUSTOMER COMPLAINTS. If M-Wave receives a consumer complaint relating to a defect in any Product or the packaging or Label of any Product, M-Wave may, in a prompt and reasonable manner, seek the resolution of such complaint by American Standard in accordance with the terms of this Agreement.

         12. HAZARDOUS OR UNSAFE CONDITION OF PRODUCTS. In the event American Standard or M-Wave learns of any condition relating to a potential safety hazard or unsafe condition in any of the Products, or is advised of such by any state or federal regulatory authorities having jurisdiction over such Products, such Party shall immediately advise the other Party and provide all relevant information, and the Parties shall exert all reasonable efforts to promptly resolve the situation.

         13.      TERM AND TERMINATION.

         (a) Term This Agreement shall commence on the date hereof and shall continue in effect for two (2) years thereafter (the "Term").

         (b)      Early Termination.

                  (i) Notwithstanding the above, the non-breaching Party shall have the right to terminate this Agreement immediately, if the other Party materially breaches this Agreement at any time and such breach is not cured (x) within seven (7) days of written notice of a breach caused by the failure of the other Party to make any payment required under this Agreement or (y) within thirty (30) days of written notice thereof for any other material breach of this Agreement. In either case such notice shall specify in detail the nature of the breach.

                  (ii) Either Party may terminate this Agreement, effective immediately upon the giving of written notice, if the other Party shall file a petition for bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall take advantage of the insolvency laws of any state of the United States, or shall make an assignment for the benefit of creditors, or shall have a receiver appointed, whether by private instrument or by court officer, for its property, or become subject to an involuntary petition for bankruptcy, or have a major portion of its assets become subject to attachment that is not rescinded within forty-five (45) days.

                  (iii) This Agreement may be terminated by either Party upon sixty (60) days written notice to the other if any conditions constituting a Force Majeure as described in Section 25(b) herein exist for a period in excess of forty-five (45) days in any one-year period.

(c) Effect of Termination. Termination or expiration of this Agreement shall not (i) affect any other rights of either Party which may have accrued up to the date of such termination or expiration, or (ii) relieve either Party of its obligation to pay to the other Party sums due in respect of Products delivered and accepted prior to termination or expiration of this Agreement. The provisions of Sections 14 (Intellectual Property), 17 (Product Warranty), 18 (Records and Audit), 19 (Confidentiality), 20 (Non-Solicitation of Customers and Employees), 22 (Indemnification), and 25 (Miscellaneous) of this Agreement shall survive termination or expiration of this Agreement.

         14. INTELLECTUAL PROPERTY. Unless specifically and expressly granted herein and notwithstanding a Party's use thereof, no licenses or rights under either Party's intellectual property rights including, without limitation, copyrights, trademarks, trade names, trade secrets, patents or any other proprietary rights issued, honored and/or enforceable under any applicable laws, are implied or granted in this Agreement. Each Party shall retain full ownership of all its intellectual property.

         15.      REGULATORY MATTERS.

         (a) Each Party represents and warrants that it currently has all material licenses and permits necessary for the operation of its business as currently conducted.

         (b) American Standard will be responsible for any reporting of matters regarding the manufacture of Products, as applicable, to relevant regulatory authorities, in accordance with pertinent laws and regulations and shall notify M-Wave of any occurrence or information that arises out of its manufacturing activities that has adverse regulatory compliance and/or reporting consequences concerning a Product.

         (c) American Standard shall be responsible for handling and responding to any governmental agency inspections with respect to manufacturing of Products during the Term and shall provide to M-Wave copies of any information requested by any governmental agency in connection with any governmental inspection related to the Products.

         (d) Each Party shall comply with all applicable laws, rules and regulations in fulfilling their obligations under this Agreement.

         16. MANUFACTURING CERTIFICATIONS. American Standard and M-Wave each represents and warrants that it currently has UL and ISO certifications appropriate to the manufacture and sale of Products respectively.

         17. PRODUCT WARRANTY. M-Wave warrants to its customers that all Products shall substantially conform to the applicable Specifications and will be free from defects in workmanship. Third-party materials used to manufacture the Products are warranted by M-Wave to the same extent that the original manufacturer warrants the materials. These warranties do not apply to (a) Products that have been abused, damaged, altered or misused by any person or entity after title passes from or (b) any work done to a Product or material added to a Product after shipment of the Product to the customer. American Standard will bear all costs of repairing any defective Product within the above warranties in a manner consistent with its obligations under Paragraph 10.

         18.      RECORDS AND AUDIT

         (a) During the Term and for five (5) years thereafter, each Party shall keep complete and accurate accounts, notes, data and records of the Work performed under this Agreement (collectively the "Records"). American Standard shall maintain complete and adequate records pertaining to the methods and facilities used by it for the manufacture, processing, testing, packing, labeling, pricing and distribution of the Products in accordance with the applicable regulations in the United States and other countries, if applicable.

         (b) During the Term and for five (5) years thereafter, each Party shall be permitted, at the expense of the requesting Party, to audit and make copies of the Records of the other Party to verify the proper allocation and payment of revenue and expenses under this Agreement. Any Confidential Information (as defined below) provided pursuant to this Section shall be subject to the provisions of Section 19 below, provided that a Party may disclose such Confidential Information to its advisors and attorneys, as necessary to complete the audit described in this Section. Each such audit will be conducted only during normal business hours of the audited Party.

         19.      CONFIDENTIALITY.

         (a) Each Party acknowledges that any and all Confidential Information disclosed or submitted by one Party (the "Disclosing Party") to the other (the "Receiving Party") hereunder (i) shall be received and maintained by the Receiving Party with at least the same degree of care to avoid disclosure of such Confidential Information as it uses with respect to its own Confidential Information, and (ii) shall not be used for any purposes other than those expressly permitted under this Agreement and shall not be disclosed to any third party without the prior written consent of the Disclosing Party.

         (b) For the purposes of this Agreement, "Confidential Information" shall mean any information or material that is special, unique, proprietary, or gives such Party or its affiliates a competitive advantage and/or enhances such Party's or its affiliates' good will, whether such information or material is designated "confidential" or not, and whether such information or material is written or oral, or obtained by viewing such Party's premises, data or files, including, but not limited to, formulae or revisions thereto, processes and methods, business plans, financial data, customers, product development plans, marketing plans or strategies, distributor or representative lists, manufacturing methodologies, and research data, except to the extent that it can be established by the Receiving Party by competent proof that such Confidential
Information: (i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the Disclosing Party not to disclose such information to others.

         (c) Each Party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in complying with applicable governmental regulations or, with respect to M-Wave, by rules of the NASDAQ Stock Market, provided that if a Party is required to make any such disclosure of the other Party's Confidential Information it will give reasonable advance notice to the other Party of such disclosure requirement, and will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

         (d) All Confidential Information disclosed by a Disclosing Party to a Receiving Party shall be and shall remain the property of the Disclosing Party, regardless of such disclosure and regardless of the use of such Confidential Information by the Receiving Party.

         (e) It is further understood and agreed that money damages would not be sufficient remedy for any breach of this Section 19 and that the Disclosing Party shall be entitled to injunctive relief, including specific performance, as a remedy for any such breach by the Receiving Party. Such remedy shall not be deemed to be the exclusive remedy for breach of this Section 23 but shall be in addition to all other remedies available at law or equity.

         20.      NON-SOLICITATION OF CUSTOMERS AND EMPLOYEES.

         (a) Customers. Each Party agrees that, during the Term, such Party shall not directly or indirectly induce or attempt to induce any customer of the other Party to cease doing business with the other Party, or in any way interfere with the relationship between any such customer and the other Party, except as necessary to fulfill a Party's specific rights, obligations and duties hereunder.

         (b) Employees. During the Term and for six (6) months thereafter; provided the other Party has not ceased business operations, each Party shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the other Party to leave the employ of the other Party, or in any way interfere with the relationship between the other Party AND any employee thereof, or (ii) hire any person who was an employee of the other Party at any time during the Contract Term (unless such employee was terminated by the other Party).

         (c)      Blue Pencil Doctrine. If, at the time of enforcement of this
Section 20, a court shall hold that the duration, scope or area restrictions stated herein are. unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Each Party agrees that the restrictions contained in this Section 20 are reasonable.

         (d) Breach. In the event of the breach or a threatened breach by a Party of any of the provisions of this Section 20, the other Party, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

         21. PRESS RELEASES. Except as and to the extent required by law, rule or regulation or, with respect to M-Wave, by rules of the NASDAQ Stock Market, neither Party shall permit its representatives to make any public communication or press release regarding the proposed transaction without the prior written consent of the other Party. If M-Wave determines that a public press release is appropriate, the Parties shall first agree on the text of such release, such approval not to be unreasonably withheld. Notwithstanding the foregoing, M-Wave may make any and all communications, releases and disclosures that it reasonably determines to be required or desirable under any securities laws, rules or regulations or rules and regulations of the NASDAQ Stock Market. Either Party shall provide the other Party with a complete copy of any press release it issued, within 24 hours of issuance.

         22.      INDEMNIFICATION.

         (a) Indemnification by American Standard . American Standard agrees to indemnify, defend and hold harmless M-Wave and its officers, directors, shareholders, representatives, agents and employees (the "M-Wave Indemnities"), from and against any and all losses, liabilities, damages, costs, fees and expenses, including reasonable legal costs and attorneys' fees ("Losses") resulting from (i) American Standard's breach of any representation, warranty, covenant or agreement contained in this Agreement; (ii) any third-party claim, suit or action based upon, attributable to or caused by the acts or omissions of American Standard; or (iii) the negligent or intentional wrongful act or omission of American Standard.

         (b) Indemnification by M-Wave. M-Wave agrees to indemnify, defend and hold harmless American Standard and its officers, directors, shareholders, representatives, agents and employees (the "American Standard Indemnities"), from and against any and all Losses (as defined above) resulting from (i) M-Wave's breach of any representation, warranty, covenant or agreement contained in this Agreement; (ii) any third-party claim, suit or action based upon, attributable to or caused by the acts or omissions of M-Wave; or (iii) the negligent or intentional wrongful act or omission of M-Wave.

         (c) Indemnity Procedure. In the event that a Party (the "Indemnified Party") is seeking indemnification under this Section 22, it shall provide prompt written notice to the other Party (the "Indemnifying Party") as soon as reasonably practicable after it receives notice of the claim, provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have materially prejudiced the Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and, at the Indemnifying Party's expense, shall cooperate as reasonably requested in the defense of the claim; provided that the Indemnifying Party may not assume direction and control of the defense of the claim if (i) the claim seeks non-monetary relief against the Indemnified Party,
(ii) the claim involves criminal allegations against the Indemnified Party, or
(iii) the Indemnified Party reasonably determines that the Indemnifying Party has failed or is failing to vigorously defend against such claim. The Indemnified Party shall have the right to retain its own counsel, and the fees and expenses of the Indemnified Party's counsel will be paid by the Indemnifying Party if representation of the Indemnified Party by the counsel retained by Indemnifying Party would be inappropriate due to an actual or potential conflict of interest. The Indemnifying Party may not settle such action or claim, or otherwise consent to an adverse judgment in such action or claim, without the express written consent of the Indemnified Party if such settlement or adverse judgment diminishes the rights or interests of the Indemnified Party.

         23. M-WAVE WARRANTS. On the date hereof, M-Wave shall issue a non-transferable stock purchase warrant to Gordhan Patel (owner of all the outstanding capital stock of American Standard) in the form attached hereto as Exhibit A. American Standard represents and warrants that Mr. Patel (a) is an "accredited investor," as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and is able to evaluate the merits and risks of the warrant and the securities acquirable upon exercise thereof; (b) is accepting and will hold such warrant, and the securities acquirable upon exercise thereof, for his own account and without intention to distribute the same; and (c) is aware that M-Wave makes filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and that such filings are publicly available. The Warrant shall be for a term of five (5) years, have an exercise price of $1.35 per share and vest in full at the end of the first year of the Term or upon the earlier occurrence of an "Extraordinary Transaction," as defined in Paragraph 24 below, with respect to M-Wave or its capital stock.

         24       EQUITY INTEREST IN AMERICAN STANDARD.

         (a) Grant to M-Wave. M-Wave shall have the right to receive 8% of the Net Gain (as defined below), if any, received by American Standard or its stockholders upon an Extraordinary Transaction, which shall be paid to M-Wave upon the consummation of the Extraordinary Transaction. This right shall be vested in full at the end of the first year of the Term. American Standard represents it is not presently aware of any Extraordinary Transaction with respect to it or its capital stock.

         (b) "Extraordinary Transaction " shall mean any of the following involving American Standard or any of its material subsidiaries for which negotiations commenced during the Term and which was consummated no later than nine (9) months after the termination of this Agreement: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction, which in each case is effected in such a way that the holders of shares of American Standard's equity interests are entitled to receive stock, securities or assets with respect to or in exchange for such equity interests; (ii) any sale, lease, exchange, transfer or other disposition of 80% or more of the assets of American Standard and its subsidiaries, taken as a whole, in a single transaction or series of similar transactions; (iii) any tender offer or exchange offer for 80% or more of the outstanding shares of capital stock of American Standard; (iv) any voluntary or involuntary dissolution, liquidation or other winding up of American Standard or any of its material subsidiaries; (v) any "person" or "group" (as such term is used in Section 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Gordhan Patel, becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act) of more than 50% of the combined voting power of the then outstanding securities of American Standard entitled to vote generally in the election of directors of American Standard ("Voting Power"); or (vi) the sale by American Standard of equity interests (or securities convertible into equity interests) that represent greater than 50% of the outstanding Voting Power before such issuance.

         (c) "Net Gain " means the difference between (A) the aggregate purchase price paid in such Extraordinary Transaction plus the value of any assumption of American Standard's liabilities by the purchaser, minus (B) (i) any of American Standard's liabilities on the date of the Extraordinary Transaction (other than the obligations of American Standard under this Section) not assumed by the purchaser, (ii) the reasonable out-of-pocket expenses incurred by American Standard or its stockholders in connection with the Extraordinary Transaction and (iii) the book value of American Standard as stated in its financial statements as of the last day of the month immediately prior to the execution of binding agreements that define the Extraordinary Transaction prepared in accordance with those financial statements it generally provides its bank or other creditors.

         25       MISCELLANEOUS.

         (a) Assignment and Succession. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and representatives. Neither

Party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other Party, not to be unreasonably withheld.

         (b) Force Majeure. In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the Party invoking this Section 26(b), and if such Party shall have used its commercially reasonable efforts to mitigate its effects, such Party shall give prompt written notice to the other Party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences.

         (c) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         If to American Standard:

         American Standard Circuits, Inc.
         3615 Wolf Road
         Franklin Park, IL 60131-1425
         Attention: Gordhan Patel
         Fax: (847) 455-1518

         With a copy to:
         Marvin W. Temple, Esq.
         555 N. Skokie Blvd.
         Northbrook, Illinois
         Fax: (847) 480-1414

         If to M- Wave:

         M-Wave, Inc.
         475 Industrial Drive West
         Chicago, IL 60185
         Attention: Joseph Turek
         Fax: (630) 562-2430

         With a copy to:
         Carl R. Klein, Esq.
         Freeborn and Peters
         311 S. Wacker Dr.
         Suite 3000
         Chicago, IL 60606
         Fax: (312) 360-6571
or to such other person or entity or at such other address as any Party shall designate by notice to the other in accordance with this Section 25(c).

Notices provided in accordance with this Section 25(c) shall be deemed delivered
(i) upon personal delivery with signature required, (ii) one (1) business day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required), (iii) upon confirmation, answer back received, of successful transmission of a facsimile message containing such notice if sent between 9 a.m. and 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next business day if sent at any other time, or (iv) three (3) business days after deposit in the mail.

         (d) Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

         (e) Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         (t) Entire Agreement. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with regard to the subject matter discussed herein and supersedes and terminates all prior agreements and understanding between the Parties with regard to the subject matter discussed herein. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties with regard to the subject matter discussed herein other than as set forth in this Agreement. Notwithstanding the foregoing sentence, nothing in this Agreement shall limit the rights and obligations of the respective parties to the lease of a portion of the Manufacturing Facility by M-Wave from an affiliate of American Standard or the operating agreement for the limited liability company formed by an affiliate of M-Wave and American Standard, both concurrently with the execution of this Agreement.

         (g) Independent Contractor. Neither Party shall, for any purpose, be deemed to be an agent or partner of the other Party and the relationship between the Parties shall only be that of independent contractors. Neither Party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other Party, whether express or implied, or to bind the other Party in any respect whatsoever.

         (h) Governing Law and Venue. This Agreement shall be governed by and construed under the laws of the State of Illinois, excluding its choice of law principles. For any claim or proceeding arising under or out of this Agreement ("Proceeding"), each Party agrees to submit to the exclusive jurisdiction of the state and federal courts located in the State of Illinois and hereby waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any contemplated transaction in any other court. The Parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum.

         (i) Injunctive Relief. Notwithstanding the foregoing, the Parties acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of this Agreement, and that, in such event, any Party may, in addition to any other rights and remedies existing in its favor, bring an action in any court of competent jurisdiction situated in Cook, County, Illinois for specific performance or injunctive relief or for other provisional relief to compel another Party hereto to comply with its obligations under this Agreement whether or not any arbitration proceedings have been initiated.

         (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement on this 28th day of January, 2004 under seal to be effective as of the day and year indicated above:

                                        AMERICAN STANDARD CIRCUITS, INC.

M-WAVE, INC.                            By: /s/ ***
                                            -------------------
By: /s/ ***                             Title:
    -------------------

Title: ***
                                              ------------------